UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN SUPERCONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Technology Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock Purchase Rights

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On June 20, 2006, American Superconductor Corporation (the “Company”) amended the Rights Agreement dated as of October 30, 1998, as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), to change the Final Expiration Date of the Rights issued under the Rights Agreement from October 30, 2008 to June 30, 2006. As a result of such amendment, the Rights will expire and the Rights Agreement will effectively terminate as of June 30, 2006.

Item 2. Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number		Description

4.1	(1)	Form of Rights Agreement, dated as of October 30, 1998, between the Company and American Stock Transfer & Trust Company

4.2	(2)	Amendment No. 1 to Rights Agreement, dated as of January 29, 1999 by and between the Company and American Stock Transfer & Trust Company.

4.3		Amendment No. 2 to Rights Agreement, dated as of June 20, 2006 by and between the Company and American Stock Transfer & Trust Company.

(1) Incorporated herein by reference to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 2, 1998 (File No. 000-19672).

(2) Incorporated herein by reference to Exhibit 2 to the Company’s Amendment No. 1 on Form 8-A/A filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-19672).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: June 26, 2006

By: /s/ Gregory J. Yurek

        Gregory J. Yurek

        Chairman of the Board, President and Chief

        Executive Officer

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Form of Rights Agreement, dated as of October 30, 1998, between the Company and American Stock Transfer & Trust Company

4.2	(2)	Amendment No. 1 to Rights Agreement, dated as of January 29, 1999 by and between the Company and American Stock Transfer & Trust Company.

4.3		Amendment No. 2 to Rights Agreement, dated as of June 20, 2006 by and between the Company and American Stock Transfer & Trust Company.

(1) Incorporated herein by reference to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 2, 1998 (File No. 000-19672).

(2) Incorporated herein by reference to Exhibit 2 to the Company’s Amendment No. 1 on Form 8-A/A filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-19672).